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                                                                    EXHIBIT 4.16















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                              DECLARATION OF TRUST


                                       OF


                        KELLOGG COMPANY CAPITAL TRUST III





                          Dated as of October 22, 2001






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            DECLARATION OF TRUST OF KELLOGG COMPANY CAPITAL TRUST III

         This Declaration of Trust ("Declaration"), dated and effective as of October 22, 2001, among Kellogg Company, a Delaware corporation, as the sponsor of the trust (the "Sponsor") and by the undersigned Trustee (the "Trustee", and, together with all persons from time to time duly appointed and serving as trustees in accordance with the provisions of this Declaration, not in their individual capacities but solely as trustees, the "Trustees"). The Sponsor and the Trustees hereby agree as follows:

1. The trust created hereby (the "Trust") shall be known as Kellogg Company Capital Trust III, in which name the Trustee, or the Sponsor to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

2. The address of the principal office of the Trust is c/o Kellogg Company, General Counsel, One Kellogg Square, P.O. Box 3599, Battle Creek, Michigan 49016-3599 USA. At any time, the Trustee may designate another principal office.

3. The Sponsor hereby assigns, transfers, conveys and sets over to the Trustee the sum of $10. The Trustee hereby acknowledges receipt of such amount in trust from the Sponsor, which amount shall constitute the initial trust estate. The Trustee hereby declares that it will hold the trust estate in trust for the Sponsor. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C.
         Section 3801 et seq. (the "Business Trust Act"), and that this document constitutes the governing instrument of the Trust. The Trustee is hereby authorized and directed to execute and file a certificate of trust for the Trust in accordance with the provisions of the Business Trust Act in such form as the Trustee may approve.

4. The Sponsor and the Trustee will enter into an amended and restated Declaration of Trust satisfactory to each party to provide for the contemplated operation of the Trust created hereby and the issuance of the preferred securities and common securities referred to therein. Prior to the execution and delivery of such amended and restated Declaration of Trust, the Trustee shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery of any licenses, consents or approvals required by applicable law or otherwise.

5. The Sponsor is hereby authorized, in its sole discretion (i) to file with the Securities and Exchange Commission (the "Commission") and execute, in each case on behalf of the Trust, (a) the Registration Statement on Form S-3 (the "1933 Act Registration Statement"), including any pre-effective or post-effective amendments to such 1933 Act Registration Statement (including the prospectus and the exhibits contained therein), relating to the registration under the Securities Act of 1933, as amended, of the preferred securities of the Trust and certain other securities and (b) a Registration Statement on Form 8-A (the "1934 Act Registration Statement") (including any pre-effective and post-effective amendments thereto) relating to the registration of the preferred securities of the Trust under Section 12(b) of the Securities Exchange Act of 1934, as amended; (ii) to file



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         with the New York Stock Exchange (the "Exchange") and execute on behalf of the Trust a listing application and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the preferred securities to be listed on the Exchange; (iii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the preferred securities under the securities or "Blue Sky" laws, and to obtain any permits under the insurance laws of such jurisdictions as the Sponsor, on behalf of the Trust, may deem necessary or desirable, (iv) to execute on behalf of the Trust one or more underwriting agreements and pricing agreement with one or more underwriters relating to the offering of the preferred securities, (v) to execute, deliver and perform a depository agreement with the initial clearing agency related to the preferred securities of the trust and (vi) to apply for and obtain a tax identification number for the Trust. In the event that any filing referred to in this paragraph 5 is required by the rules and regulations of the Commission, the Exchange or any other national stock exchange or state securities or blue sky laws, to be executed on behalf of the Trust by the Trustee, in its capacity as Trustee of the Trust, then the Trustee is hereby authorized and directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that The Bank of New York (Delaware), in its capacity as trustee of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such documents unless required by the rules and regulations of the Commission, the Exchange or state securities or Blue Sky laws. In connection with all of the foregoing, the Sponsor and the Trustee, solely in its capacity as Trustee of the Trust, hereby constitutes and appoints Gary L.
         Pilnick and Joel R. Wittenberg and each of them, as his, her or its, as the case may be, true and lawful attorneys-in-fact and agents, with full power of substitution, for the Sponsor or in the Sponsor's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the 1933 Act Registration Statement and the 1934 Act Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Sponsor might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

6. This Declaration may contain more than one counterpart of the signature page and this Declaration may be executed by the affixing of the signature of the Trustee to one of such counterpart signature pages. All of such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

7. The number of Trustees initially shall be one (1) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor which may increase or decrease the number of Trustees; provided, however, that to the extent required by the Business Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an


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         entity which has its principal place of business in the State of
         Delaware and otherwise meets the requirements of applicable Delaware law. Subject to the foregoing, the Sponsor is entitled to appoint or remove without cause any Trustee at any time. A Trustee may resign upon 30 days' prior notice to the Sponsor.

8. The Trust may be dissolved and terminated before the issuance of preferred securities of the Trust at the election of the Sponsor.

9. This Declaration shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).

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         IN WITNESS WHEREOF, the parties hereto have caused this Declaration of
Trust to be executed as of the day and year first above written.

                              KELLOGG COMPANY, as Sponsor



                              By:    /s/ Gary H. Pilnick
                              Name:  Gary H. Pilnick
                              Title: Vice President and Deputy General Counsel


                              THE BANK OF NEW YORK (DELAWARE), as Trustee


                              By:    /s/ William T. Lewis
                              Name:  William T. Lewis
                              Title: Senior Vice President

























         SIGNATURE PAGE TO KELLOGG COMPANY CAPITAL TRUST III DECLARATION